SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT


This Agreement ("Agreement") is made this 11th day of November 1997 ("Effective Date") by and between U S WEST Communications, Inc., a Colorado corporation ("U S WEST"), and OneLink Communications, Inc., a Minnesota corporation ("OneLink").

                                    RECITALS

U S WEST desires to have developed, and OneLink agrees to develop, certain Call Management Reporting software. After development of the software, the parties will participate in a technical trial and a market trial of the software. Upon successful technical and market trials, U S WEST will contract with OneLink for processing and delivery of U S WEST's call management reporting services -- U S WEST Call ReportsSM; using the software for U S WEST subscribers and third party subscribers under the terms and conditions herein.

This Agreement is structured in phases. The first phase covers software development. The second phase covers the trial of the software (including the technical trial and market trial). The third phase is service offer. Each phase has certain criteria that must be met before proceeding to the next phase.

                                    AGREEMENT

The parties agree as follows:

1.       Definitions

         Acceptance shall mean acceptance by U S WEST of the Software as set forth in Section 3.1.2.

         Call Data shall mean the data owned by telecommunications providers emanating from connecting voice and/or data communications within their networks.

         Call Management Reporting Services or Services shall mean the end-to-end processing of Call Data, from the time OneLink receives Call Data, into salient usable informational reports (text, graphical or map-based) that allow businesses to better understand who is calling their location(s) and phone numbers, and at what frequency, time, and where using the Service Bureau Software or End User Software. More details on specific reports are provided in Exhibit A-Functional Requirements.

         Service Bureau Software shall mean the definitions, description, process flows, computer codes, documentation, and all other intellectual and physical properties associated with converting Call Data into salient and usable information for end users and as more fully described in Exhibit A-Functional Requirements.


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         Delivery shall mean delivery of the Software to U S WEST by OneLink as set forth in Section 2.1.2 and to an escrow account as set forth in 2.1.3.

         Development Schedule shall mean the schedule as set forth in Exhibit B.

         Documentation   shall   mean   the   system   documentation   and  user
         documentation associated with the Software, including all modifications thereto.

         End User Software shall mean the definitions, descriptions, process flows, computer codes, documentation and all other intellectual and physical properties associated with accessing, viewing, displaying or otherwise manipulating the output from Call Data passing through the Service Bureau Software; including, but not limited to tabular, textual, graphical and geographical representations and as more fully described in Exhibit A Functional Requirements.

         Errors shall have the meaning ascribed in Exhibit C Software Support.

         Fees shall mean the payments made by U S WEST to OneLink as specified in the Development Schedule.

         Functional Requirements shall mean the Functional Requirements as defined in Exhibit A Functional Requirements.

         Market Trial shall have the meaning set forth in Exhibit A Functional Requirements and as further described in Exhibit E Market Trial.

         Operating Hardware shall mean the tangible computer machinery required to support Call Management Report Services, except end user hardware.

         Software shall mean the software system, including all Documentation, modifications, and enhancements as further defined in Exhibit A Functional Requirements and Exhibit B Development Schedule and Fees. Software includes both Service Bureau Software and End User Software.

         Technical Trial shall have the meaning set forth in Exhibit A Functional Requirements and as further described in Exhibit D Technical Trial.

         Territory shall mean the [***]*

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2.0      SOFTWARE DEVELOPMENT PHASE

2.1 Development. OneLink shall develop the Software in compliance with the Functional Requirements and according to the Development Schedule.

2.1.1 Documentation. In conjunction with the development of the End User Software, OneLink shall develop and deliver to U S WEST Documentation necessary to allow U S WEST to install and operate the End User Software and for users to use the End User Software.

2.1.2 Delivery. OneLink shall deliver to U S WEST one electronic copy of the End User Software, in object code format, and all Documentation as stated in 2.1.1.

2.1.3 Escrow. OneLink shall deliver to an escrow account, maintained by U S WEST at U S WEST's expense, one copy of the Software, in source code format, together with programmer notes, Documentation, and a list of all third party materials and software used in the Software ("Escrow Materials") once U S WEST has accepted such software. Thereafter, OneLink shall deliver each new release or modification of the Software being used by U S WEST or a third party to escrow within 30 days of delivery of such new release or modification. OneLink shall execute the Escrow Agreement and the certificate of deposit attached hereto in Exhibit H.

         In addition to any release condition in the Escrow Agreement, the Escrow Materials shall be released to U S WEST upon:

      (a) Termination by U S WEST under 2.1.4 (Installation), should U S WEST so choose, 3.1.2 (Technical Trial), should U S WEST so choose,
             3.2.3 (Market Trial), 6.3 (Breach), 6.4 (Insolvency). Upon release of the Escrow Materials to U S WEST under this subsection (a), U S WEST's joint ownership of the Software shall not be restricted under section 5.3 and U S WEST may exploit the Software for any lawful purpose without accounting.

      (b) Termination by U S WEST under 6.1 (Term). Upon release of the Escrow Materials to U S WEST under this subsection (b), U S WEST's joint ownership of the Software shall be restricted as defined under section 5.3, but with the additional right to modify the Software.

  2.1.4 Installation; Testing. The Software shall be tested by OneLink in accordance with its own quality processes and the quality processes listed in the Functional Requirements. OneLink shall install the Software on its computer equipment and network. Following installation, the Software shall be jointly tested by OneLink and U S WEST for compliance with the Functional Requirements. If any Errors

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          are detected, OneLink shall promptly take all reasonable actions to correct such Errors, and the Software shall be jointly tested again. Error correction shall continue until all known priority 1 and 2 Errors are corrected and the Software is in conformance with the Functional Requirements. In the event that the Software is not, or can not, be brought into conformance with the Functional Requirements within thirty (30) days from the date the non-conformance is found and documented to OneLink, U S WEST may at its sole discretion terminate this Agreement upon written notice to OneLink. At U S WEST's discretion in the case of such termination, U S WEST can choose to: 1) receive a full refund of all fees paid to OneLink, or 2) have OneLink deliver to U S WEST an electronic copy of all source code and Documentation completed as of the date of the termination.

 2.1.5 Personnel; Confidentiality; Quality. OneLink agrees to perform its obligations under this Agreement with promptness, care, skill and diligence, in accordance with the applicable professional and industry standards and shall be responsible for the quality, technical accuracy, completeness, and coordination of all reports, information, specifications, and other items furnished under this Agreement. Without limiting the generality of the foregoing, OneLink shall implement the quality control measures and shall meet or exceed the quality measures and metrics listed in the Functional Requirements. The Software shall be developed and supported by OneLink's personnel or approved contractors who are (i) fully qualified to perform the services hereunder; and (ii) who have executed confidentiality agreements as provided in this Agreement.

2.2 Support. Upon successful testing of the Software under section 2.1.4, OneLink shall provide Software support services as specified in Exhibit C - Software Support.

2.3 Changes. Either party may request the other party for changes to the Functional Requirements at any time. The requesting party shall submit to the other party in writing a description of the changes requested. The parties shall promptly determine how the changes requested will impact the Development Schedule and/or Fees. If the parties elect to proceed with the changes, the parties will negotiate in good faith and agree to written amendments to this Agreement as appropriate. No such change shall be effective, and neither party shall incur any additional obligations, unless such change is made in writing as an amendment to this Agreement.

2.4 Fees. For the Software development services performed by OneLink hereunder, U S WEST shall pay to OneLink the Fees in accordance with the Development Schedule. For any additional Software development or other services outside the scope of this Agreement, the parties shall agree to mutually acceptable terms and conditions at commercially reasonable rates within the industry. U S WEST shall have no further obligations for any other costs or expenses required for this Agreement, including but not limited to Operating Hardware at OneLink's site.

          OneLink shall issue invoices for completed milestones in the format required by U S WEST. Any taxes imposed hereunder shall be separately stated on any invoice. U S WEST reserves the right to request and receive from OneLink documentation regarding any taxes, expenses, or

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          other charges which OneLink claims U S WEST is obligated to pay. Invoices shall be paid to OneLink within thirty (30) days following receipt of a correct invoice. U S WEST is not required to pay invoiced amounts in dispute until such dispute is resolved according to section
          11.14. All non-disputed invoice items will be paid. Once the dispute is resolved the remaining invoice items shall be paid within (30) thirty days following such resolution

          U S WEST may require OneLink to furnish evidence satisfactory to U S WEST that all claims for labor, material, and other obligations arising hereunder are correct prior to any payment by U S WEST. OneLink agrees that its records which relate to compensation payable to OneLink for services rendered hereunder shall be kept in accordance with generally accepted accounting principles and shall be retained by OneLink for a period of three (3) years from the date of termination of this Agreement. The records shall be available for inspection by U S WEST or its authorized representative during normal business hours with prior notices. All payments hereunder by U S WEST shall be subject to adjustment as determined by such audits.

          [***]*


2.5      Pre-Existing  or Third  Party  Software.  To the  extent  that  OneLink incorporates into the Software or Documentation any preexisting works of OneLink or any third party, OneLink shall provide to U S WEST a detailed written description of such works. OneLink hereby grants to U S WEST a royalty-free license to use, reproduce, distribute, modify and otherwise exploit such works anywhere in the world which are incorporated in the Software, if any. OneLink warrants and represents to U S WEST that it has full authority to grant to U S WEST such license to such works. Any modifications to such works made by OneLink or U S WEST under this Agreement shall be governed by the ownership provisions of this Agreement.

2.6 Progress Reporting. Upon reasonable request from U S WEST, during the Software Development Phase OneLink shall confer with U S WEST regarding the status of the project including, but not limited to, tasks completed, problems encountered, and delays. During such conferences, OneLink shall advise U S WEST in detail of any recommended changes with respect to Software or other tasks performed hereunder. OneLink shall promptly report to U S WEST upon discovery of any event or problem that is likely to delay the delivery, installation, testing, or trial of the Software. If requested, OneLink shall confirm such report in writing. To the extent that U S WEST causes delays, the Development Schedule shall be reasonably extended.

2.7 Training. OneLink shall provide training to not less than two (2) selected U S WEST personnel of their choosing on the use of the End User Software within 15 days of acceptance of such by U S WEST. The training will be held at OneLink's facilities in Eden Prairie, Minnesota at a time and duration acceptable to the parties.

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2.8 Disclosure of Customer Data Specifications. In order to promote compatibility with other software vendors and the development of software that is compatible with U S WEST's Call Management Report service, OneLink shall make publicly available the customer data specification required to accept formatted call data inputs from U S WEST and other owners of such call data.

2.9      Criteria for Proceeding to Technical Trial

             -   Delivery of End User  Software  (object code) to U S WEST
             -   Delivery of Software  (source code) to escrow
             -   Successful testing of the Software under Section 2.1.4


3.       TRIAL PHASE

3.1      Technical Trial
         Upon completion of the criteria set forth in 2.9 above, OneLink and U S WEST shall perform the Technical Trial of the Software and related services.

3.1.1    Duration.  The Technical  Trial shall proceed for no longer than ninety
         (90) days, unless U S WEST determines the need for a longer trial in consultation with OneLink.

3.1.2 Success; Completion. Determination of the successful completion of the Technical Trial shall be at the sole discretion of U S WEST as defined in Exhibit D, Technical Trial. Upon successful completion of the Technical Trial, the Software shall be deemed Accepted.

         If the Technical Trial is not completed successfully, U S WEST may terminate this Agreement upon written notice to OneLink. At U S WEST's discretion in the case of such termination, U S WEST can choose to; 1) receive a full refund of all fees paid to OneLink, or, 2) have OneLink deliver to U S WEST an electronic copy of all source code and Documentation completed as of the date of termination as noted in
         2.1.3. All non-Software information, documentation and records of the Technical Trial shall be the sole and exclusive property of U S WEST.

3.1.3    Criteria for Proceeding to Market Trial

              -   Acceptance   of  the  Software   under   section   3.1.2.
              - Successful completion of Technical Trial as determined by U S WEST.

3.2      Market Trial
         Upon successful completion of the criteria set forth in 3.1.3 above, U S WEST shall conduct the Market Trial of the Software and related Services with the support of OneLink.

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3.2.1 Duration. The Market Trial shall proceed for no longer than ninety (90) days, unless U S WEST determines the need for a longer trial.

3.2.2 Processing Fees. During the Market Trial, OneLink will pass to U S WEST their costs to process trial participants data into reports at the rates noted in the Service Fees schedule of Exhibit F.

3.2.3 Success; Completion. Determination of the successful completion of the Market Trial shall be at the sole discretion of U S WEST, as defined in Exhibit E, Market Trial.

         If the Market Trial is not completed successfully, or for any or no reason, U S WEST may terminate this Agreement for its convenience upon written notice to OneLink. Upon such termination under this paragraph, U S WEST shall not receive a refund of any fees paid to OneLink to that point, and OneLink will receive the full software development costs of [***]* , if these monies have not yet been paid to OneLink. OneLink shall deliver to U S WEST an electronic copy of all Software source code and Documentation completed as of the date of termination. U S WEST shall not provide services using the Software for a period of two years after such termination. After such period, U S WEST may fully use or exploit the Software without restriction for any lawful purpose.

3.2.4    Criteria for Proceeding to Service Offer Phase

             - Successful completion of Market Trial as determined by U S WEST.

3.3 Progress Reporting. Upon reasonable request from U S WEST, during the Trial Phase OneLink shall confer with U S WEST regarding the status of the trial including, but not limited to, tasks completed, problems encountered, delays, and/or any requested adjustments to the Fees or the trial schedules. During such conferences, OneLink shall advise U S WEST in detail of any recommended changes with respect to the Software, trial, or other tasks performed hereunder. OneLink shall promptly report to U S WEST upon discovery of any event or problem that is likely to delay the delivery, testing, or trial of the Software, or affect the Fees under this Agreement. If requested, OneLink shall confirm such report in writing. To the extent that U S WEST causes delays, the Development Schedule shall be reasonably extended.

3.4 Sharing of Information. Subject to legal and regulatory restrictions, if any, U S WEST agrees to provide to OneLink the following information:

              - Call Data for input to the Software at a frequency  and level of completeness and accuracy to be mutually agreed upon by the parties

              - Subscriber   information  at  a  frequency,   format,  level  of
                completeness and accuracy to be mutually agreed upon by the parties.

              - Call  Management   Reporting  Service   information   including,
                pricing,  marketing  and  advertising,   market  research  and
                analysis, product testing plans, timing and roll-out plans, promotional efforts.

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3.5 Technical Support and Cooperation. The parties shall provide sufficient technical support, cooperation, and information exchange to each other. The Parties shall each provide sufficient technical personnel to lead, conduct, and document the Technical Phase as agreed to by the parties. Without limiting the generality of the foregoing, the parties shall be responsible for specific tasks as defined in the Technical Trial and Market Trial Exhibits, or as mutually agreed to between the parties.

3.6 Expenses. Except as otherwise agreed in writing, each Party shall be solely responsible for and shall bear all its own respective expenses, including, without limitation, expenses of development, design, modeling, optimization, documentation, accountants, advisors, legal expenses, or research, incurred at any time in connection with pursuing or consummating the Trial Phase.

4.0      SERVICE OFFER PHASE

         Agreement for Commercial Offerings. Upon successful completion of the Trial Phase U S WEST and OneLink, separately and/or jointly shall offer services to subscribers and to third parties under the terms and conditions of this Section 4 and Exhibit C, Software Support.

4.1 For the Term of this Agreement, OneLink shall provide U S WEST Call Management Reporting Services, and the Support Services as detailed in Exhibit C, [***]* Nothing herein shall limit or restrict U S WEST's right to use or sell Call Data for any and all purposes other than U S WEST's Call Management Reporting, as defined herein.

4.2 U S WEST, [***]* shall have the sole responsibility for U S WEST Call ReportsSM, including but not limited to positioning, pricing, promoting, packaging, advertising, marketing and selling. [***]* OneLink is free to do such under their name and logos.

4.3 OneLink shall commit sufficient personnel, hardware, and capital resources to support the Call Management Reporting Services contemplated hereunder. OneLink shall periodically review, modify, enhance, and upgrade the Software and the offering of Services to be competitive in the market. Without limiting the generality of the foregoing, failure to provide specific levels of response and support shall result in adjustments to Service Fees paid by U S WEST to OneLink as further described in the Software Support.

4.4 During the term of this Agreement, OneLink shall exclusively use the Service Bureau and End User Software developed hereunder for providing Call Management Reporting Services to third parties.

4.5      Fees and Royalties

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         4.5.1 U S WEST shall pay to OneLink the fees according to Exhibit F-Service Fees for supporting the provision of Call Management Reporting Services to U S WEST subscribers.

         4.5.2 OneLink shall pay to U S WEST the royalty payments according to Exhibit G Royalty Payments for providing Call Management Reporting Services to third parties.

4.6 Joint Promotion. [***]* Neither party shall use the trade names, marks and/or any other branding identification of the other without prior written approval of the other.

5.0      Ownership of Intellectual Property

5.1 In the course of or as a result of performance under this Agreement, inventions, discoveries, adaptations, ideas, specifications, Functional Requirements, business and technical information, computer or other apparatus programs, Software, copyrightable material, documentation, trade secrets, trademarks, and other ideas, knowledge or data, but excluding Call Data or other customer or subscriber specific information, whether written or not ("Intellectual Property"), may be originated, discovered, or developed by the Parties.

5.2 Unless specified otherwise in this Agreement, all such Intellectual Property shall belong jointly to both Parties.

5.3 Unless otherwise provided in this Agreement, U S WEST shall only use, sell, sublicense, distribute, display, disclose, and make copies of the End User Software for internal business purposes and to provide products and services to its customers; and U S WEST shall only use, distribute, display, disclose and make copies of the Service Bureau Software for internal business purposes and to provide products and services to its customers, ("U S WEST Uses"). Such U S WEST uses shall be perpetual and transferable.

5.4 Either Party may file for patent protection on such Intellectual Property. Unless agreed otherwise, the costs associated with any patent application, prosecution, or maintenance shall be borne by the Party filing for patent protection. Each Party shall give the other Party reasonable assistance, in obtaining patent protection or other interests in Intellectual Property, and shall execute assignments and other instruments and documents as the other Party may consider necessary or appropriate to carry out the intention of this Section. All such patent applications and patents are Intellectual Property and shall be jointly owned.

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5.5 First Right of Refusal. Upon the offer for sale or assignment of a party's ownership interest in the Software, including the right to future Service Fees or Royalties, to a third party, the selling party shall first offer to the other party the same terms and conditions agreed to by such third party. The selling party must provide 30 days written notice of the intent to sell their interest in ownership of the software. The other party shall have 30 days to respond to this offer.

5.6 OneLink's Option. Upon the merger of OneLink with another bona fide company or the acquisition of OneLink by a bona fide purchaser and the filing of appropriate SEC or similar documents evidencing such transaction, OneLink shall have the option of purchasing the Royalty revenue stream from U S WEST as detailed in Exhibit G. Such purchase price shall be valued based on a simple net present value calculation of the sum of the next five (5) years expected royalty revenues (as determined by mutual consent of the parties); discounted back to current dollars via a mutually acceptable, published cost of funds discount rate. The parties shall have 30 days to reach an agreement in such a case. Should the parties not be able to achieve agreement, then the dispute resolution clause of this Agreement will be employed to satisfy the disagreement.

6.0      Term and Termination

6.1 This Agreement shall commence on the Effective Date, and shall expire [***]* the date of Service Offer Phase ("Term"). Thereafter, the Term may be extended by a mutual consent written amendment to this Agreement for [***]*

6.2 Notice of Termination. Unless specified otherwise in this Agreement, a party terminating this Agreement must give the other party at least [***]* written notice of termination specifying the extent to which the Agreement is terminated and the date upon which such termination becomes effective.

6.3 Termination for Material Breach. Either party has the right to terminate this Agreement if the other party breaches or is in default of any material obligation hereunder, which default is incapable of cure or which, being capable of cure, has not been cured within thirty
         (30) days after receipt of written notice of such default from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

6.4 Termination for Insolvency. Either party may terminate this Agreement by written notice to the other party, and may regard the other party as in default, if the other party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceedings under any bankruptcy or insolvency law (which has not been terminated within thirty (30) days of any filing) whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise. In the case of insolvency of a party, all right, title, and interest in and to the Software existing as of the date of termination shall vest with the other party.

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6.5 Termination under any section of this Agreement, except for U S WEST convenience, shall not terminate OneLink's obligations under Exhibit G Royalty Payments.

7.0      Warranty; Intellectual Property Indemnification

7.1 Title; Ownership. OneLink warrants and represents that: (1) OneLink has title to and is the lawful owner of all Software, documentation, materials, deliverable, and supplies provided hereunder ("Materials");
         (2) to the best of its knowledge, all Materials are free of any security interests, claims, liens or any other encumbrances whatsoever;
         (3) OneLink has sufficient right and title to license and convey the Materials as specified herein; and (4) OneLink warrants to U S WEST that the disc containing the End User Software will be operational when delivered to U S WEST and that the End User Software shall operate substantially in accordance with the Functional Requirement. OneLink does not warrant that the End User Software shall be error free. OneLink's sole obligation in the event of a breach of this warranty shall be, at its option, to repair or replace the defective disc containing the End User Software in accordance with Exhibit C. OneLink will warrant and defend the title against all claims and demands of all persons. OneLink shall, at no expense to U S WEST, correct any failure to fulfill the above warranty which may appear within a reasonable time of performance of services.

7.2 Except as expressly set forth above, OneLink makes no representations or warranties regarding the Software and expressly disclaims any and all warranties, express or implied by law, relating thereto, including, without limitation, any warranty of merchantability, fitness for a particular purpose, and warranties arising from course of dealing or usage of trade.

7.3      Intellectual Property Indemnification

7.3.1    OneLink  shall  indemnify  and hold  harmless and defend U S WEST,  its owners, parents, affiliates, subsidiaries, agents, directors and employees from and against all Liabilities that may result by reason of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary right relating to the "Materials".

7.3.2 If a preliminary or final judgment shall be obtained against U S WEST's use of any Materials or any part thereof by reason of alleged infringement or if in OneLink's opinion, such Software or other services or deliverables are likely to become subject to a claim for infringement, OneLink shall, at its expense and option and without any effect or waiver of any right U S WEST may possess at either law or equity, either: (1) procure for U S WEST the right to continue using such Materials, or (2) replace or modify the Materials so that they become non-infringing, but only if the modification or replacement does not adversely affect U S WEST's rights or ability to use same as specified in this Agreement. If neither of those options is reasonably

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         possible, OneLink shall refund to U S WEST an appropriate amount of the compensation and expenses paid hereunder, based on considering the amount of time U S WEST was able to receive the benefit of Materials and the amount of time U S WEST expected to be able to receive the benefit of said Materials. OneLink shall also pay all expenses of removing the Materials and any reasonable expenses incurred by U S WEST to install alternatives to the Materials.


8.0      Confidentiality

8.1 Confidential Information Defined. Each party hereto (the "Disclosing Party") may disclose to the other party ("Receiving Party"), whether before or after the Effective Date, certain proprietary information on a confidential basis to further the performance of this Agreement ("Confidential Information"). Confidential Information is all information of the Disclosing Party, or a third party, in any medium, which is clearly marked confidential or proprietary. Notwithstanding such marking, all Call Data shall be considered Confidential
         Information. Confidential Information includes but is not limited to the terms of this Agreement, technical and business information or data (including Call Data) relating to Disclosing Party's, third parties', customers', or subscribers' products, research and development, production, costs, engineering processes, profit or margin information, finances, marketing, future business plans, analyses, forecasts, predictions, projections, intellectual property, trade secrets, and know-how. Confidential Information may take the form of documentation, drawings, specifications, Functional Requirements, Software, technical or engineering data, source code, information contained on Disclosing Party's network, and other forms. Subject to the rights and licenses granted herein, all Confidential Information shall remain the sole property of Disclosing Party and the Receiving Party shall have no rights to the Confidential Information.

8.2 Confidentiality Obligations; Restrictions on Use. The Receiving Party agrees that it shall hold the Confidential Information in confidence, exercising a degree of care not less than the degree of care used by the Receiving Party to protect its own proprietary or confidential information that it does not wish to disclose but no less than a reasonable degree of care. The Receiving Party further agrees that it shall not make any disclosure of the Confidential Information to any third parties without the express written consent of Disclosing Party, and to advise employees, consultants or agents of their obligations to keep such information confidential. The obligations contained in this section shall remain in effect for two (2) years following termination of this Agreement.

8.3 Exceptions. The foregoing obligations shall not apply to information that (a) has been published or is otherwise readily available to the public through no fault of the Receiving Party; (b) was known by the Receiving Party prior to the time of disclosure; (c) was obtained from a third party without a breach of any confidentiality limitations; (d) was independently developed without use or recourse of or to any Confidential Information; or (e) disclosures required by applicable law.

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9.       Indemnity; Limitation of Liability

9.1 Indemnity: To the extent of the negligence, gross negligence or willfulness of OneLink or any party under the direction or control of OneLink, or to the extent any services and/or deliverables, including Software, are unreasonably dangerous, or to the extent of OneLink's breach of any of the terms and conditions of this Agreement, OneLink shall indemnify and hold harmless U S WEST, its owners, parents, affiliates, subsidiaries, agents, directors and employees from and against all judgments, orders, awards, claims, damages, losses, liabilities, costs and expenses, including, but not limited to, court costs and reasonable attorneys' fees ("Liabilities") arising from the performance of the services hereunder or the acts or omissions of OneLink, its agents and employees and others under its direction or control. Such Liabilities shall include, but not be limited to, those which are attributable to personal injury, sickness, disease or death; and/or result from injury to or destruction of real or personal property including loss of use thereof, theft, misuse or misappropriation.

9.2 To the extent of the negligence, gross negligence or willfulness of U S WEST or any party under the direction or control of U S WEST, or to the extent of U S WEST's breach of any of the terms and conditions of this Agreement, U S WEST shall indemnify and hold harmless OneLink, its parent, affiliates, subsidiaries, agents, directors and employees from and against all Liabilities arising from the acts or omissions of U S WEST, its agents and employees and others under its direction or control. Such Liabilities shall include, but not be limited to, those which are attributable to personal injury, sickness, disease or death; and/or result from injury to or destruction of real or personal property including loss of use thereof, theft, misuse or misappropriation.

9.3 OneLink shall indemnify and hold harmless U S WEST, its owners, parents, affiliates, subsidiaries, agents, directors and employees from and against all Liabilities arising out of or resulting from assertions under workers' compensation or similar employee benefit acts made by OneLink or any of OneLink's employees, agents, subcontractors, or subcontractors' employees or agents.

9.4 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, LOST PROFITS, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF EITHER PARTY HAS WARNED OR BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.


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         EXCEPT FOR ONELINK'S OBLIGATIONS UNDER SECTION 7.3, AND U S WEST'S IN SERVICE OFFERING, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LIABILITY IN EXCESS OF THE SOFTWARE DEVELOPMENT FEES RECEIVED AND DUE TO ONELINK.

9.5 If a party intends to seek indemnity with respect to such claim under this Section 9, that party shall notify the other party of any such third party claim made against it within ten (10) days of knowledge of same. The indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing, the defense and settlement of any such claim. The other party shall have the right to be represented by counsel of its own choosing, but at its own expense. So long as is the indemnifying party is contesting any such claim in good faith, the other party shall not pay or settle such claim.

10.      Insurance

10.1 Insurance. OneLink shall carry and maintain general liability insurance which shall cover its activities and responsibilities in connection with this Agreement, including but not limited to coverage for bodily injury and property damage with limits of no less than $2,000,000 per occurrence and with a carrier acceptable to U S WEST. In addition, OneLink shall maintain insurance coverage required by law including Worker's Compensation Insurance, Independent Contractors Insurance, Employers' Liability Insurance, Commercial General Liability Insurance and Comprehensive Automobile Liability Insurance in amounts sufficient to adequately provide for OneLink's needs and the needs of its employees and to cover OneLink's contractual obligations hereunder. U S WEST shall be named as an additional insured. Such insurance shall be primary, and not contributing with any other insurance maintained by OneLink, and may not be cancelable without first providing U S WEST with 10 days written advance notice of cancellation.

         OneLink shall forward to U S WEST certificates of such insurance upon execution of this Agreement and upon any renewal of such insurance during the term of this Agreement. The certificate(s) shall provide that (1) the U S WEST (and its participating subsidiaries) be named as an additional insured(s) as their interest may appear with respects this Agreement; (2) thirty (30) days prior written notice of cancellation of, material change or exclusions in the policy to which certificate(s) relate shall be given to the U S WEST; (3) coverage is primary and not excess of, or contributory with, any other valid and collectible insurance purchased or maintained by the U S WEST. OneLink shall not commence any work hereunder until the obligations of the OneLink with respect to insurance have been fulfilled. The fulfillment of such obligations, however, shall not otherwise relieve the Onelink of any liability assumed hereunder or in any way modify the OneLink's obligations to indemnify the U S WEST.

         OneLink shall require its subcontractors who may enter upon U S WEST's premises to maintain insurance as described above.

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11.      GENERAL

11.1 INDEPENDENT CONTRACTOR: OneLink hereby declares and agrees that it is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as the agent or employee of U S WEST; that OneLink does not have the authority to act for U S WEST or to bind U S WEST in any respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of U S WEST; that the persons performing hereunder are not agents or employees of U S WEST; that OneLink has and hereby retains the right to exercise full control of and supervision over the performance of OneLink's obligations hereunder and full control over the employment, direction, compensation and discharge of all employees assisting in the performance of such obligations; that OneLink will be solely responsible for all matters relating to payment of such employees, including compliance with workers' compensation, unemployment, disability insurance, social security withholding, and all other federal, state and local laws, rules and regulations governing such matters; and that OneLink will be responsible for OneLink's own acts and those of OneLink's agents, employees and subcontractors during the performance of OneLink's obligations under this Agreement. OneLink and its employees are not entitled to unemployment insurance benefits as a result of performing under this Agreement. OneLink is responsible for and shall pay all assessable federal and state income tax on amounts paid under this Agreement. U S WEST shall exercise no supervision over OneLink's employees but shall be available to OneLink for consultation or advice and shall have reasonable access to the OneLink's premises during working hours to observe the work in progress.

11.2 Non Solicitation of Employees. During the Term of this , and for a period of six (6) months thereafter, without the prior written permission of OneLink, U S WEST or its agent shall not directly solicit full-time employees of OneLink whose primary responsibilities are the performance of Software development and provisioning of Services under this Agreement. Direct solicitation shall not include responding to inquiries initiated by such employees or advertisement of employment opportunities in newspapers and trade publications.

11.3 HOURS REPORT: OneLink will maintain all information required by U S WEST for IRS reporting purposes. Pursuant to this requirement, OneLink shall track the total number of hours spent by each of its employee(s) performing work for U S WEST under this Agreement or performing work for any U S WEST entity. At U S WEST's request, OneLink shall provide such information on or prior to March 15th of the calendar year following the calendar year in which the aforementioned services were performed.

11.4 ADVERTISING; PUBLICITY: No references to U S WEST or any party affiliated with U S WEST or references to U S WEST's names, marks, codes, drawings, Functional Requirements, or specifications will be used in any of OneLink's advertising, promotional efforts or any publicity of any kind in reference to this Agreement without U S WEST's review and prior written permission.

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11.5 SETOFF: All claims for money due or to become due from parties shall be subject to deduction or setoff by such parties by reason of any counterclaim arising out of this or any other transaction with OneLink.

11.6 TIME IS OF ESSENCE: With respect to OneLink's performance under this Agreement, time is of the essence in this Agreement and a material term hereof.

11.7 ASSIGNMENT: No rights or interests in this Agreement shall be assigned by OneLink without the written permission of U S WEST; and any attempted assignment by OneLink shall be void. No delegation of OneLink's obligations shall be made without written permission of U S WEST, including the hiring of subcontractors or non-employees to perform any part of hereunder.

11.8 FORCE MAJEURE: Either party shall have the right to delay delivery, performance or acceptance where such delay is caused by natural or civil occurrences beyond its control. The affected party shall notify the other party of the delay as soon as reasonably possible, and shall cooperate in minimizing the impact of such delay. If the force majeure event shall cause failure for 10 business days or more, the other party may terminate this Agreement in whole or in part upon written notice, and/or U S WEST shall have access to the Software source code until such force majeure event has lapsed for the sole purpose of continuing business as usual.

11.9 WAIVER: The waiver of any term hereof shall be binding only when committed to writing. No waiver, whether express or implied, shall be construed as a waiver of the same or any other term, condition or right on any other occasion.

11.10 COMPLIANCE WITH LAWS: Unless exempt under the rules and regulations of the Secretary of Labor or other proper authority, this Agreement is subject to applicable laws and orders relating to equal opportunity and nondiscrimination in Employment.

11.11 OneLink shall obtain and maintain at its own expense all permits and licenses required by law with respect to any portion of its obligations under this Agreement, and shall give all notices, pay all fees and comply with all laws, ordinances, rules and regulations relating to its performance obligations specified herein.

11.12 Both parties shall adhere to the U.S. Export Administration Laws and Regulations and shall not export or re-export any Confidential Information, technical data, products or software received from the other party, or any direct product of such Confidential Information, technical data, products or software, to any person or U S WEST who is a legal resident of or is controlled by a legal resident of any proscribed country listed in Section 779.4(f) of the U.S. Export Administration Regulations (as the same may be amended from time to time), unless properly authorized by the U.S. Government. This requirement shall survive the expiration, termination or cancellation of this Agreement.

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11.13 TAXES: OneLink shall be solely responsible for the payment of all payroll and other taxes applicable to it. U S WEST will pay only applicable sales or use taxes on personal property furnished in accordance with this Agreement. All such taxes shall be separately stated on OneLink's invoice.

11.14 DISPUTE RESOLUTION: If any claim, controversy or dispute of any kind or nature whatsoever arises between the parties, their agents, employees, officers, directors or affiliated agents ("Dispute") and such Dispute cannot be settled through negotiation, then any Dispute shall be resolved by arbitration as provided in this Article. Federal law shall govern the arbitrability of all claims. Notwithstanding the foregoing, the parties may cancel or terminate this Agreement in accordance with its terms and conditions without being required to follow the procedures set forth in this Article.

         A single arbitrator engaged in the practice of law, who is knowledgeable about the subject matter of this Agreement and the matter in Dispute, shall conduct the arbitration under the then current rules of the AAA, unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by the AAA. The arbitration shall be conducted in a mutually agreeable location in Minnesota, and all expedited procedures prescribed by the AAA rules shall apply. The laws of Minnesota shall govern the construction and interpretation of this Agreement.

         Either party may request from the arbitrator injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the Dispute is otherwise resolved. The arbitrator shall not have authority to award punitive damages.

         Each party shall bear its own costs and attorneys' fees, and the parties shall share equally the fees and expenses of the arbitrator. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

11.15 SEVERABILITY: In the event that a court or a governmental or regulatory agency with proper jurisdiction determines that this Agreement or a provision of this Agreement is unlawful, this Agreement, or that provision of this Agreement to the extent it is unlawful, shall terminate. Further, if U S WEST determines that this Agreement or a provision of this Agreement is inconsistent with the 1996 Telecommunications Act, that provision shall terminate upon written notice to OneLink to that effect. If a provision of this Agreement is terminated but the parties can continue legally, commercially and practicably without the terminated provision, the remainder of this Agreement shall continue in effect. The term "U S WEST" as used herein may be applicable to one or more parties and the singular shall include the plural. If more than one party is referred to as "U S WEST" herein, then their obligations and liabilities shall be several, not joint. Notwithstanding the foregoing, any and all applicable discounts and/or credits shall be based upon the combined forecasts and/or purchases made by all Companies under this Agreement.

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11.16 NONEXCLUSIVE AGREEMENT: Other than as explicitly stated herein, it is understood and agreed that this Agreement does not grant to OneLink any exclusive privileges or rights and U S WEST may contract with other suppliers for the procurement of comparable services. U S WEST makes no guarantee or commitment for any minimum or maximum amount of services to be purchased hereunder.

11.17 AMENDMENTS: No modifications or amendments shall be made to this Agreement unless in writing and signed by the parties.

11.18 SURVIVAL: The provisions of this Agreement that, by their sense and context, are intended to survive performance by either or both parties shall also survive the completion, expiration, termination or cancellation of this Agreement.

11.19 NOTICES: Where written notices, demands, or other communications are required under this Agreement to be made in writing, they shall be deemed duly given when made in writing and delivered in hand, or upon receipt when properly addressed return-receipt-requested and delivered by United States Postal Service or other delivery service to the parties as shown below. Addresses may be changed by written notice to the parties.

         To U S WEST                           To OneLink
         [***]*                                Mike Ryan
         1801 California Street, Suite 3330    10340 Viking Drive, Suite 150
         Denver, CO  80201                     Eden Prairie, MN  55344
         [***]*                                (612) 996-9103
         [***]*                                mryan@onel.com

11.20 ENTIRE AGREEMENT: This Agreement, together with all referenced exhibits, shall constitute the entire Agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior oral and written communications, agreements and understandings of the parties with respect to the subject of this Agreement.

Exhibit A  Functional  Requirements
Exhibit B  Development  Schedule  and Fees
Exhibit C  Software  Support
Exhibit D  Technical  Trial
Exhibit E  Market Trial
Exhibit F  Services Fees
Exhibit G  Royalty Payments
Exhibit H  Escrow Agreement

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The parties intending to be legally bound have caused this Agreement to be executed by their duly authorized representatives.


US WEST Communications Inc.                    OneLink Communications, Inc.


/s/ Nick Ciancio                               /s/ Paul Lidsky
                                               (Authorized Signature)


Nick Ciancio                                   Paul Lidsky
                                               (Print or Type Name of Signatory)


Vice President - Business Development          President & CEO
                                               (Title)


November 11, 1997                               November 12, 1997
                                                (Date)



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                 to those individuals who have a need to know.

                                    Exhibit A


Advanced Intelligent Network
Functional Requirements for External Vendor
Call Management Reports

August 21, 1997





T-10_02-007001-01.03




Prepared by:

U S WEST Advanced Technologies
Human Factors Group



Abstract

This document  provides the external  vendor  functional  requirements  for Call
Management Reports Service (CMR). Call Management Reports is an Advanced Intelligent Network (AIN) service which provides customers with traffic and usage data regarding inbound telephone calls. An external vendor will been chosen to sort and collapse the raw traffic data collected by the AIN portion of the service, generate output reports and deliver them to U S WEST's customers.


                  Confidential. Disclose and distribute solely
                 to those individuals who have a need to know.

Version Notice

All revisions made to this document are listed here in chronological order.

         00.01    June 5, 1997              Draft
         01.00    July 3, 1997              First Release
         01.01    July 9, 1997              Vendor's Requested Revisions
         01.02    August 4, 1997            Vendor's Requested Revisions
         01.03    August 21, 1997           U S WEST Requested Revisions

Who to Contact for More Information

Please direct your questions or comments regarding the contents of this document to:

[***]*

U S WEST Advanced Technologies
4001 Discovery Drive, Suite 340
Boulder, CO 80303

[***]*

[***]*

(C) Copyright 1997 by U S WEST Advanced Technologies, Inc.
All rights reserved.


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1.0      Introduction

         This document provides the external vendor functional requirements for Call Management Reports Service (CMR). The party, or parties, implementing the Call Management Reports Service shall comply with all requirements stated in this document.

         Call Management Reports is an Advanced Intelligent Network (AIN) service which provides customers with traffic and usage data regarding inbound telephone calls. An external vendor has been chosen to sort and collapse the raw traffic data collected by the AIN portion of the service, generate output reports and deliver them to U S WEST's customers.

         The product will be developed in 2 major phases. Phase 1 is aimed at getting a viable product to technical trial by September 22, 1997. Phase 2 is aimed at developing a fully functional product for market trial and deployment. Phase 2 dates will depend upon the outcome of the technical trial but there is a strong drive to move toward market trial within 45 days of the successful start of technical trial.


1.1      Document Responsibilities

         Owner:                        [***]*

         Author:                       [***]*

         Required Internal Reviewers:  [***]*

         Required External Reviewers:  [***]*


1.2      Related Documents

The documents listed below provided information used in preparing this document.

        [***]*


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1.3      Scope

         This document provides the external vendor functional requirements for Call Management Reports Service (CMR). This document includes technical details regarding how U S WEST and the external vendor transfer data, and how data is managed, how data is prepared and distributed to customers.

         This document does not specify any of the AIN Functional Requirements for how data is collected within the U S WEST network. This document does not specify the fiscal relationship which U S WEST has with the vendor.

1.4      Definitions

         The following terms are defined for use elsewhere in this document:

           - Technical Trial: A trial in which service is provided to actual U S WEST customers/friendly users without cost. The goal of a technical trial is to demonstrate the technical feasibility of the product and collect relevant data.

           - Market Trial: A trial in which service is provided (with a charge) to actual U S WEST customers. The goal of a market trial is to gather marketing information and to develop deployment strategy.

           -   [***]*


1.5      Service Synopsis

         The Call Management Reports Service (CMR) provides customers with traffic and usage data regarding inbound telephone calls. This is accomplished by [***]*.

         This data is transferred to the outside vendor who [***]*.


2.0      Vendor Requirements

         Requirements that must be adhered to are indicated by the word "shall" and parenthesized capital "R" in bold font, i.e. (R). Operational functionality that is highly desirable but not necessarily required is termed an "objective" and is denoted by a capital "O" in bold font. i.e. (O). All requirements and objectives are numbers in sequence.


2.1      Service Orders/Provisioning

         [***]*.

--------------------------
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         (R) T-10_02-007001-10, U S WEST sales representatives will send information about new customers directly to the vendor using [***]*.

         (R) T-10_02-007001-11 Until [***]* capability is developed,, [***]*.

         (R) T-10_02-007001-12 The vendor must maintain a record of [***]* for a minimum of [***]*.

         (R) T-10_02-007001-13 The vendor shall maintain a current and accurate database of all customers.

         (R) T-10_02-007001-14 In Market Trial and Deployment, the vendor shall be capable of [***]*. By capable, we mean that the [***]*. Growth must occur when load reaches [***]* this allows for a constant buffer of [***]*.

         (R) T-10_02-007001-15 The customer database will contain (but is not limited to) the following information: [***]*. As [***]* options become available, customer data may also include:
              [***]*.,


2.2      Data


2.2.1    Access

         (R) T-10_02-007001-100 The vendor shall provide a [***]* with the ability [***]*

         (R)  T-10_02-007001-110 The vendor shall provide the ability to [***]*

         (R) T-10_02-007001-120 The [***]* shall have the ability to [***]*. By ability, we mean that the [***]*. Growth must occur when [***]* this allows for a constant buffer of [***]* capacity.

         (R) T-10_02-007001-130 The [***]*. No access shall be granted to any other entity than U S WEST or the vendor.

         (R) T-10_02-007001-132 The internal vendor operations shall not be accessible by anyone other than the vendor and vendor approved agents.

         (R)  T-10_02-007001-140 [***]*

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         (R)  T-10_02-007001-150    Scheduled    server    downtimes   (e.g.
              Maintenance) must be negotiated between U S WEST and the vendor.

         (R)  T-10_02-007001-160 The vendor will insure a [***]*.

2.2.2    Data Management

         (R) T-10_02-007001-200 The vendor shall maintain a database of [***]* on an ongoing basis plus [***]*a specified period [***]* after which time the [***]*. At the end of [***]*, archives should be destroyed.

         (R) T-10_02-007001-210 Under no circumstances shall the vendor use or offer for use [***]* to any party other than U S WEST without written consent by U S WEST.

         (R) T-10_02-007001-220 The vendor shall make [***]* available on request. The data requested may be "summary file" and/or "data files" for a reporting period or for multiple reporting periods . [***]* will be requested by [***]* and [***]*. [***]* will be delivered electronically or Faxed (summary data only) to a yet to be specified location. The [***]* will be used to respond to [***]* that the [***]* makes to U S WEST personnel.

         (R) T-10_02-007001-230 The vendor shall make their end user software available for U S WEST personnel who are required to respond to customer inquiries and/or claims concerning [***]*. The end-user software will be accessed by U S WEST customer contact personnel from a yet to be determined common location.


2.2.3    Capacity

         (R) T-10_02-007001-300 The vendor must be able to [***]*. By able, we mean that the [***]* will be grown as demand warrants.
                  Growth must occur when [***]*.


2.2.4    Quality

         (R) T-10_02-007001-400 The vendor shall implement quality control processes and test procedures to guarantee that the output file provided to customers match the data received from U S WEST.

------------------------
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         (R) T-10_02-007001-410 U S WEST and the vendor shall meet to review system processes and procedures with the purpose of brainstorming possible problems and likely solutions before the beginning of technical trial.

         (R) T-10_02-007001-420 The vendor will perform [***]* on the data received from U S WEST to reasonably ensure that [***]*.

         (R) T-10_02-007001-430 [***]* checks on the data should occur as part of the ongoing [***]* process and should be designed ensure that problems are noticed and rectified as early as possible. These checks will include checks of [***]* as well as [***]*.

         (R) T-10_92-007001-440 When [***]*, the vendor will notify U S WEST of the problem. Notification will include a written statement of the problem, including information regarding [***]*. Contact names, e-mail addresses and numbers TBD.

         (R) T-10_02-007001-450 The vendor will provide, at the option of U S WEST, access to it's [***]* results, data, reports, charts, procedures, manuals, requirements, practices and methods for [***]*.

         (R) T-10_02-007001-460 If U S WEST observes that the vendor is deviating from said vendor's quality control procedures or observes quality control activity results which may indicate worsening quality or reliability, U S WEST will notify the vendor in writing. The vendor must respond with letter of explanation, an if appropriate, specify method and timeline for rectifying any problems.

         (R) T-10_02-007001-470 The vendor will provide, as part of it's regular [***]*, reports which detail [***]*. Specifically, the vendor will provide information about the [***]* across hours. These reports shall be shared with U S WEST within [***]* of the close of a reporting cycle.


2.2.5    Input File Content

         (R) T-10_02-007001-500 Data will be collected from the [***]* and passed to the vendor using [***]*.

         (R) T-10_02-007001-510 Data will include [***]*. Although all data fields may not be populated for every [***]*, every [***]* will be pegged by the system.

------------------------
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         (R) T-10_02-007001-520 [***]* which has not been ordered by the subscriber will not appear as part of the record which U S WEST supplies to the vendor.

         (R)  T-10_02-007001-530  When a [***]*.

         (R) T-10_02-007001-535 For Technical Trial, [***]* may be passed to the vendor. The vendor shall truncate the [***]* when only the [***]* has been provided.

         (R) T-10_02-007001-537 For Market Trial, When a [***]*, only the [***]* will be passed to the vendor.

         (R)  T-10_02-007001-540   In  Market  Trial,   The  [***]*  reports
              (specified in Appendix A) must be supportable. Actual deployment of report types will depend upon feedback and data received in technical and Market trials.

         (R) T-10_02-007001-550 In Technical Trial, there will be only one report type. It will include all data which can be collected by the [***]*.

2.2.6    Output File Content

         (R)  T-10_02-007001-600  The vendor will produce [***]* as follows:
              1) For each [***]* the vendor will produce an [***]* format TBD,
              2) The vendor will create [***]*, 3) The vendor will include additional [***]* for use in the end user software. These files should, where possible, be sent to the customer on as few diskettes as possible.

         (R) T-10_02-007001-610 U S WEST retains the right to modify the format of the [***]* report based on market/customer feedback. Modifications can include [***]*. [***]* is not required for technical trial. All [***]* must be made with [***]*, particularly when utilizing [***]*. Cost and timing of such modifications will be mutually agreed upon between the parties.

         (R)  T-10_02-007001-620  The  vendor  will add [***]* to the [***]*
              record for every [***]*  information  has been supplied by U S
              WEST.

         (R)  T-10_02-007001-630  When no [***]*  appears in certain  [***]*
              for a given customer, the [***]* for that column should be suppressed in the summary files. This includes but is not limited to [***]*. [***]* should never be suppressed for [***]* even if no data appears on that day or in that time range. [***]* embedded within the [***]* file will not be suppressed, unless a mutually acceptable solution is developed.

------------------------
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         (R) T-10_02-007001-640 When a [***]*, the vendor shall display only the [***]* for that [***]*.


2.2.7    Security


         (R) T-1_02-007001-700 Encryption capabilities must be provided between the U S WEST and the vendor for any transmission of subscriber data.

         (R) T-10_02-007001-710 Only AUTHORIZED U S WEST employees and AUTHORIZED vendor employees or contracted representatives may examine customer data files. Disclosure of customer data beyond authorized personnel is forbidden and subject to legal action.

2.3      Product Delivery

         (R) T-10_02-007001-800 The vendor will provide output files for distribution to the customer as outlined in T-10_M-007001-600.

         (R) T-10_02-007001-810 The Data File shall contain all of the processable data supplied by U S WEST for the time period of the report.

         (R)  T-10_02-007001-820 The records in the [***]* be sorted by [***]*.

         (R)  T-10_02-007001-830   The  [***]*  shall   consist  of  summary
              information regarding the [***]*. The format of the [***]*. The format of the [***]*.

         (R) T-10_02-007001-840 In Market Trial: The vendor must be able to implement the following [***]*. [***]* will depend upon results from the Technical and Market Trials.

         (R)  T-10_02-007001-845 The [***]* will be provided by U S WEST.

         (R) T-10_02-007001-850 In Technical Trial: The vendor must be capable of [***]*.

              T-10_02-007001-855 In the event a customer is unable to accept the vendor's [***]*, the customer can choose either the [***]* or [***]* as an alternative.

         (R) T-10_02-007001-860 The vendor must be capable of [***]* of each type per month for the first [***]* of deployment. Numbers would increase as demand increased past [***]*.

------------------------
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         (R) T-10_02-007001-870 [***]* must be complete within 2 calendar days of the receipt of the [***]* of the close of the [***]* period. For example, if a [***]* closes at end of month, the [***]* must be processed , fulfilled, and in transit to the customer within [***]* of receipt of the final data set from U S WEST. Across [***]*, the vendor is expected to meet these criteria at least [***]*of the time.

         (R)  T-10_02-007001-880  [***]*  must  be  complete  within  [***]*
              calendar days of receipt of the [***]*. For example, if [***]* closes at end of month, the [***]* must be processed, fulfilled, and in transit to the customer within [***]* of receipt of the [***]* from U S WEST. Across [***]*, the vendor is expected to meet these criteria at least [***]*of the time.

2.4      Customer Support

         (R) T-10_02-007001-900 The vendor will provide a [***]* for internal customer support at a cost and timeframe to be mutually agreed upon between the parties.

2.5      Billing

         (R) T-10_02-007001-1000 The vendor will be responsible for [***]* to U S WEST the [***]*. This file shall be referred to as the [***]* file.

         (R) T-10_02-007001-1005 The vendor will provide [***]* file on a [***]* basis via a TDB communications process between U S WEST and the vendor.

         (R) T-10_02-007001-1010 Vendor will provide capability to [***]* via TBD communications process. [***]* will be composed of [***]*. Vendor will be required to [***]* and [***]* as part of file submitted for the next billing cycle.

         (R)  T-10_2-007001-1020  Subscribers are allowed [***]*. The [***]*
              must be changeable as a function of report type.

         (R) T-10_02-007001-1030 The [***]* will contain information about [***]* which [***]* for that [***]*.

         (R)  T-10_02-007001-1040  The vendor  will be required to pass each
              subscriber's   [***]*  in  addition   to  [***]*   within  the
              prescribed record format.

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         (R) T-10_02-007001-1050 The format and requirements for the [***]* are specified in [1]

         (R)  T-10_02-007001-1060 A [***]* will be composed of [***]*.

         (R)  T-10_02-007001-1070 - [***]* will apply to  "one-time  reports"
              as well as reports ordered on a  recurring basis.

         (R) T-10_02-007001-1080 The vendor will calculate [***]* and apply the [***]*. Both [***]* will be populated on the subscriber record. (as specified in (1)).

         (R)  T-10_02-007001-1090   The  [***]*  and  the  [***]*   must  be
              changeable as a [***]*. That is, a unique [***]* can be specified for each type of report.

2.6      Fault Handling

         The following steps are performed to increase the reliability of the Call Management Reports Service:


         (R) T-1_02-007001-1100 [***]* between U S WEST and the external vendor will be accomplished using [***]*.

         (R) T-1_02-007001-1110 If a [***]* fails and it appears that the fault is on the vendor side, U S WEST shall notify the external vendor immediately upon receiving an alarm.

         (R) T-10_02-007001-1120 The vendor will assess and report on [***]* within [***]* of being notified. [***]* is offered on a [***]* basis.

         (R) T-10_02-007001-1125 The vendor will provide end-user support [***]* across all valid time zones. Support is offered [***]*.

         (R) T-10_02-007001-1130 Problems must be resolved in a timely manner as to avoid loss of and/or delayed delivery of customer call data.

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         (R) T-l0_02-007001-1140 If the [***]* should fail for ANY REASON which directly impacts the performance of the [***]*. The external vendor will be notified within [***]*. Support is offered on a [***]* basis.

         (R) T-10_02-007001-1150 Failure notification will be followed with specification on how to manage any data impacting problems. Such problems include but are not limited to [***]* etc.

         (R) T-10_02-007001-1160 If the vendor's process should fail for ANY REASON which directly impacts the functioning/performance/ delivery of the [***]*, the external vendor will notify US
              WEST   within   [***]*.

         (R) T-10_02-007001-1170 Notification will be followed with written specification of the problem and it's solution. Such problems include but are not limited to [***]*.

2.7      Documentation

         (R) T-10_02-007001-1200 The vendor will provide a functional specification document which outlines in detail how the requirements in this functional specification will be met.

         (R) T-10_02-007001-1210 As the product is developed, U S WEST maintains the right to make minor modifications to this functional requirements document.


2.8      Support


         (R) T-10_02-007001-1300 The vendor will provide [***]*support to resolve process critical problems for internal U S WEST contacts. Vendor will not [***]*. Support personnel will be [***]* and will return calls within [***]*


2.9      Software


2.9.1    Design

         (R) T-10_02-007001-1400 The vendor shall [***]*. Customers should be able to [***]*.

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         (R) T-10-02-007001-1410 The vendor software must [***]*. That is, the [***]* must be the most salient task which can be accomplished using the software.

              T-10_02-007001-1415  [***]*.

         (R) T-10_02-007001-1420 Vendor software shall meet acceptance test criteria. Test criteria will be developed and agreed upon by U S WEST and the vendor.

         (R) T-10_02-007001-1430 Customers must be able to [***]* from the software.


2.9.2    Sales


         (R)  T-10_02-007001-1500  [***]*.  At a  minimum,  U S  WEST  sales personnel will provide the vendor 800 number(s) to [***]*.

         (R) T-10_02-007001-1510 U S WEST retains the option to purchase quantities of the [***]*.

         (R)  T-10_92-007001-1520 U S WEST retains the option to [***]*.


2.9.3    Distribution


         (R) T-10_02-007001-1600 The vendor software shall be distributed by the vendor.

         (R) T-10_02-007001-1610 The vendor at it's discretion can have U S WEST bill and collect for end user software that is sold by U S WEST in conjunction with U S WEST Call Management Reports, except when prohibited by federal or state regulations.


2.9.4    Support


         (R) T-10_02-007001-1700 The vendor shall provide all support for the software product.

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         (R) T-10_02-007001-1710 The vendor will supply, at their cost, 800 number(s) for Software Support for CMR customers. The software support lines must be availabl6-during business hours in Pacific, Mountain and Central Time Zones.


3.0      References


         [1]      [***]*

























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         4.0      Appendix A

[***]*































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                                    Exhibit B
                          Development Schedule and Fees

The software development to be conducted considers [***]*. The development activities for [***]* are incorporated within [***]*, respectively, which are:

[***]*

OneLink may exceed the total budget for each category [***]*, respectively) by [***]* without permission from U S WEST. Any costs above the [***]* level for any category must be approved in writing by U S WEST.

As a [***]* OneLink will receive [***]* saved below the [***]* software development budget.

Additional development costs above the software development budget:
1.       [***]*
2. Since [***]* is not available OneLink will develop [***]*. When [***]* becomes available OneLink will then develop it with the cost being borne by U S WEST.

The schedule of development will be as follows (cumulative %-of task completion shown):

[***]*







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U S WEST will pay for these development expenses in installments of [***]*. U S WEST paid, and OneLink acknowledges receipt of the first [***]* of payments made in [***]*. U S WEST will pay the final installment on [***]* or upon completion of the work if extended beyond this date.





























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                                    Exhibit C

                                Software Support

1.       DEFINITIONS.

The capitalized terms used in this Schedule shall have the meanings set forth in the Agreement. In addition, the following capitalized terms used in this Schedule shall have the following meanings:

"Priority 1 Error" (or "Emergency") shall mean the Software is unusable, produces incorrect results, or fails catastrophically in response to internal errors, user errors, incorrect input files, or incompatibility. The Software does not perform most of its documented functions. Performance is materially degraded.

"Priority 2 Error" (or "Detrimental") shall mean the Software is usable, performs most, but not all of its documented functions.

"Priority 3 Error" (or "Inconvenient") shall mean the Software is usable but due to an Error does not provide the function in the most convenient way.

2.       SERVICES PROVIDED.

OneLink agrees to provide the services with respect to the Software:

2.1 OneLink agrees to maintain the Software in all material respects in conformity with the Functional Requirements. OneLink shall correct all Errors discovered by U S WEST, OneLink, a test participant, or a subscriber/user. If U S WEST believes that there is an Error, U S WEST will notify OneLink, describing the Error in such detail as is reasonably necessary and available for OneLink to provide resolution of the Error. OneLink shall promptly investigate the Error and shall advise U S WEST of OneLink's plans for corrective action. OneLink shall remedy such Error as follows:

         Priority 1 Error (Emergency). OneLink will promptly respond and shall use its best efforts to provide a resolution to Priority 1 Errors within [***]* of receipt of an Error report.
                  Should this problem not be capable of solution within [***]* of receipt, OneLink shall work continuously thereafter to cause a solution.

         Priority 2 Error (Detrimental). OneLink shall use reasonable commercial efforts to provide a resolution to a Priority 2 Error within [***]* of receipt of an Error report.

         Priority 3 Error (Inconvenient). OneLink shall use its reasonable commercial efforts to provide a resolution to a Priority 3 Error within [***]* of receipt of an Error report.

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         The priority level of an Error reported will be determined by U S WEST, when reported by them and by OneLink in all other cases using their reasonable judgment.

2.2      Support and Enhancements for U S WEST

2.2.1 Call Handling Support. OneLink shall provide a phone-in service for Error report and resolution and general support with qualified and trained personnel. Such phone-in services shall be available [***]*. OneLink shall strive to answer such calls within two (2) rings and eliminate busy signals through installation of a voice mail system mutually acceptable to both parties. All calls made by U S WEST or their customer which are not answered at that call will be returned within [***]*. As mutually agreed upon by the parties after the market trial, as dictated by market demands, OneLink will invest in a call queuing/distribution system such that [***]* of all calls received are answered without going to a voice mail system. The cost of the hardware for the queuing system will be borne by OneLink.

         OneLink shall provide a return phone call status report for all Errors requiring further investigation after the initial report within [***]*. If the Error cannot be handled within [***]*, a mutually acceptable time commitment date will be established. Should the parties be unable to arrive at such an agreement on Error Correction, U S WEST reserves the right to pursue any and all remedies with an outside party.

         All calls shall be handled with a high degree of respect and professionalism. Complaints from U S WEST personnel, or received by U S WEST personnel will be documented and reported to OneLink.

2.2.2 OneLink shall be available [***]* via pager. OneLink shall return all pages within [***]*.

2.2.3 OneLink shall develop and maintain [***]* for U S WEST personnel to [***}*. [***]* will be developed, tested and ready for use prior to deployment of U S WEST Call Management Reports beyond the market trial. Upon request, [***]* to U S WEST. Expenses for the development of [***]* for U S WEST personnel will be borne by U S WEST and is in addition to the software development budget.

2.24 Report Enhancement. OneLink shall make enhancements to currently offered reports that are commercially viable and mutually beneficial within thirty (30) days of U S WEST's request. Expenses for agreed upon enhancements and timelines shall be mutually agreed upon and shared by the parties.

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2.25 Additional Report Information. OneLink shall add additional information provided by U S WEST to customer reports at a mutually agreeable cost representing time and development expenses incurred, with such expenses passed through to the customer at a price point mutually acceptable to the parties within ninety (90) days of U S WEST's request. Such additional information is currently anticipated to include reverse appended zip codes, and demographics.

2.2.6 Non-Standard Reports. OneLink shall develop non-standard reports (e.g., [***]*) in response to a request from U S WEST at a mutually agreeable fee and schedule at commercially reasonable rates in the industry.

2.2.7 Enhancements to User Software. OneLink shall make enhancements to the user software that are commercially viable and mutually beneficial at U S WEST's request. Expenses for agreed upon enhancements and timelines shall be mutually agreed upon and shared by the parties.


2.3      Support for Customers


2.3.1 OneLink shall provide support for the End User Software (as defined above) to customers via an 800 number. OneLink shall strive to answer such calls within two (2) rings and eliminate busy signals through installation of a voice mail system acceptable to US WEST. All calls made by the customer which are not answered at that call will be returned within one business hour. As mutually agreed upon by the parties after the market trial, as dictated by market demands, OneLink will invest in a call queuing/distribution system such that [***]* of all calls received are answered without going to a voice mail system. All calls shall be handled with a high degree of respect and professionalism. OneLink personnel shall be qualified and trained on the user interface software. In addition, such personnel shall be capable of answering questions related to additional sales of software and services. To this end, OneLink may provide separate 800 numbers for sales and support.


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                                    Exhibit D

                                 TECHNICAL TRIAL

1.       NUMBER OF USERS

         There will be 100 to 300 technical trial participants.

2.       LOCATION

         The technical trial will be located in the Minneapolis-St. Paul metropolitan area.

3.       NETWORK

         See functional requirements.

4.       LINKS

         See functional requirements.

5.       REPORTING FORMATS

         Both [***]* Reports and [***]* Reports will be delivered to the customer according to the specifications in the functional requirements. [***]* will be provided that significantly enhances the [***]*.

6.       MEDIUM

         Reports will be delivered to customers [***]*. No more than [***]* trial participants will use [***]*. The number using [***]* will be limited to a mutually agreeable number. The number of participants using [***]* will be adequate to test the [***]*.

7.       DURATION

         The technical trial shall be no longer than [***]* unless OneLink and U S WEST mutually determine that a longer trial is necessary.

8.       FEEDBACK PROCESS

         OneLink  and U S WEST shall  provide  timely  feedback of any  problems
              that  effect  the  success  of  the  trial.   See   functional
              requirements for additional criteria.

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9.       ERROR CORRECTION

         US WEST will  correct any errors in  delivery of customer  call data and- customer account information in a timely manner. OneLink will correct any errors in data processing, formatting, report delivery, software formatting and overall product support in a timely manner. See functional requirements for additional criteria.

10.      CALL DATA VOLUME/FREQUENCY

         U S WEST and OneLink will expediently handle all of the call data volume generated by the total number of participants.

11.      SUCCESS CRITERIA

         U S WEST will determine the success of the technical trial based on two criteria:

         11.1 The ability of U S WEST and OneLink to successfully delivery reports in a timely and quality manner at levels mutually agreed to by the parties.

         11.2 The software shall perform the specification in Exhibit A to a level of satisfaction of the technical trial participants as measured by market research which will be conducted to deter-mine final Technical Trial success.

         11.3 Upon declaration by U S WEST in writing of a successful Technical Trial, the Software shall be deemed Accepted.



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                                    Exhibit E

                                  MARKET TRIAL

1.       NUMBER OF USERS

         There will be [***]* of U S WEST customers participating in the market trial. Trial participants will [***]*. [***]* and [***]* may be offered by U S WEST.

2.       LOCATION

         The market trial will be located in a [***]*.  Most likely the trial
              [***]*.,

3.       NETWORK

         See functional requirements.

4.       Links

         See functional requirements.

5.       REPORTING FORMATS

         Both [***]* will be delivered to the customer according to the specifications in the functional requirements. [***]* will be provided that significantly enhances the [***]*.

6.       MEDIUM

         Reports will be delivered to customers [***]*. There will be no limitations on the number of participants [***]*.

7.       DURATION

         The market trial shall be no longer than [***]*unless OneLink and U S WEST mutually determine that a longer trial is necessary and a longer trial complies with state utility regulations.

8.       FEEDBACK PROCESS

         OneLink  and U S WEST shall  provide  timely  feedback of any  problems
              that  effect  the  success  of  the  trial.   See functional
              requirements for additional criteria.

------------------------
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9.       ERROR CORRECTION

         US WEST will  correct any errors in  delivery of customer  call data and customer account information in a timely manner. OneLink will correct any errors in data processing, formatting, report delivery, software formatting and overall product support in a timely manner. See functional requirements for additional criteria.

10.      CALL DATA VOLUME/FREQUENCY

         US WEST and OneLink will expediently handle all of the call data volume generated by the total number of participants.

11.      SUCCESS CRITERIA

         U S WEST will determine the success of the marketing trial based on two criteria:

         11.1 The ability of U S WEST and OneLink to successfully delivery reports in a timely and quality manner.

         11.2 A significant number of participants agree that the Call Management Reports and user interface software will add value to their business and are willing to pay a price for the reports that covers U S WEST costs and ensures that U S WEST will realize a profit or meet other marketing objectives.








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                                    Exhibit F

                                  Service Fees

The [***]* costs U S WEST will incur from OneLink for the [***]* will be a [***]* fee structure based on [***]*. [***]*.

Monthly Reports                                               [***]*
[***]*

Beginning [***]*, or [***]* after the successful completion of the market trial period, U S WEST agrees to pay OneLink fees [***]*:

[***]*

U S WEST will only be assessed these [***]*. U S WEST will be invoiced by OneLink for all monies due for [***]* that do not achieve [***]*, less actual [***]* achieved. U S WEST will pay these invoices within 30 days after receipt without penalty. U S WEST agrees to not unduly extend the market trial period beyond [***]*. However, if such an extension is necessary, U S WEST agrees to [***]* during the extended market trial period.

U S WEST will also pay to OneLink on a 30 day net basis after receipt of invoice the following fees:

[***]*


[***]*
         [***]*.

         [***]*.

         [***]*.

         [***]*.

Other Fees
         [***]*. OneLink shall  maintain an  accounting of all [***]*  including
              [***]*. The accounting of [***]* shall be reported to U S WEST each month. OneLink may bill U S WEST for mailing of [***]* at a cost no greater than the cost of a [***]* (when applicable) and postage. All other costs will be included with customer support and built into any fees.

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         [***]* shall be delivered to the customer within [***]* of the request.
              OneLink shall maintain an accounting of all [***]*. The accounting of [***]* shall be reported to U S WEST each month. OneLink may bill U S WEST for mailing of the [***]* at a cost no greater than the cost of [***]* (when applicable) and [***]*. All other costs will be included with. customer support and built into any fees.

         [***]*. Fees charged to U S WEST for [***]* will be mutually agreed upon by the parties.

         [***]*

         [***]*.

         Provisioning.  Any additional [***]* fees for provisioning - i.e.
              [***]* will be borne by U S WEST.








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                                    Exhibit G

                                Royalty Payments

         The parties will [***]* in the proceeds from [***]* derived from [***]*. [***]* are defined as [***]*, the [***]*, or [***]* as detailed below.
In no event shall U S WEST be liable for any deficit or negative Net Revenue amounts.

Allowed Expenses:
[***]*

OneLink may charge separately at commercially standard rates for [***]* in conjunction with the offering of [***]* and not be subject to the [***]*. U S WEST reserves the right to dispute [***]*.

Terms and Conditions for Royalty Payments to U S WEST

1.0 All Payments are to be made in United States dollars. Payment to US WEST shall be made quarterly to:
                  [***]*
                  1801 California Street, Suite 3330
                  Denver, CO 80201




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                  [***]*

         , or at such other address as U S WEST may specify by written notice.

         All amounts owed under this Agreement do not include duties, taxes, withholdings, assessments, surcharges, value-added taxes, or any other charges imposed upon the United States or any foreign government or any other United States or foreign taxing authority (collectively the "Taxes") and OneLink shall pay or reimburse U S WEST in a like amount if withheld from Payments due U S WEST. Any Taxes payable by OneLink which U S WEST may be required to collect or pay upon provisions of this license, shall be paid by OneLink upon U S WEST's written demand. OneLink agrees to indemnify and hold U S WEST harmless from and against all liability, costs, expense, and penalties for OneLink's failure to timely pay any Taxes. OneLink shall not be responsible for income taxes which may be payable by U S WEST.

         If a party fails to pay any amounts due under this Agreement, the infringing party shall pay to the receiving party interest on such past due amounts from the date due until paid at the rate of one and one half percent (I - 1/2%) of the unpaid balance per month or, where a lower rate is prescribed by law, the highest rate thereby permitted.

2.0      Records and Reports

2.1 OneLink shall keep complete and accurate records and books of account containing all information required for the computation and verification of the Payments or other amounts to be paid hereunder. Such records and books shall be maintained by OneLink in accordance with legal restrictions, but in any case no less than three (3) years after creation.

2.2 Annually, and upon at least twenty-five (25) business days prior written notice from U S WEST, OneLink further agrees to permit one or more accountants selected by U S WEST to have access during ordinary business hours to such records as may be necessary to audit with respect to any payment report period ending prior to such request, the correctness of any report or payment made under this Agreement, to obtain information as to the payments due for any such period in the case of failure of OneLink to report or make payment pursuant to the


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         terms of this Agreement. Such accountant shall not disclose to U S WEST any information relating to the business of OneLink except that which is necessary to inform U S WEST of (i) the accuracy or inaccuracy of OneLink's reports and payment; (ii) compliance or noncompliance by OneLink with any other terms and conditions of this Agreement, and
         (iii) the extent of any such inaccuracy or noncompliance. Such accountant shall have the right to make and retain copies of any pertinent portions of the records and books of account provided that such accountants have executed confidentiality agreements as provided in this Agreement. U S WEST shall bear the cost of any audits under this Agreement. All royalty statements and accountings rendered hereunder will be binding and not subject to any objection for any reason unless a specific objection in writing, setting forth the basis for the objection, is given within one (1) year from the date said statement is rendered. No action, audit, or preceding of any kind or nature may be instituted or maintained with respect to any statements rendered hereunder unless such action or proceeding is commenced within
         (1) year after delivery of such written objection.

2.3 With each quarterly payment, OneLink shall provide U S WEST with a written statement of account to accompany the royalty payments made to U S WEST in accordance with this Section 2.0, including a list of [***]*.






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                              CORPORATE SOURCEFLEX
                      SOFTWARE SOURCE CODE ESCROW AGREEMENT
                             SOURCEFILE NUMBER: 7201


This Software Source Code Escrow Agreement, dated as of August 14, 1995, by and between FileSafe, Inc., a California corporation, doing business as SourceFile ("SourceFile") and U S WEST, Inc., including its affiliates and subsidiaries, a Delaware corporation (each a `Beneficiary" and collectively the "Beneficiaries"), and each Depositor identified by Beneficiary to SourceFile as provided for in this Agreement (each a "Depositor", collectively the "Depositors").

RECITALS:

A. Pursuant to certain software license agreements (each a "License Agreement", collectively the "License Agreements'), Beneficiaries licensed from Depositors from time to time, certain software (the "Software"). For each escrow, the Depositor and a description of the Software shall be set forth to this Agreement.

B. The Software is the proprietary and confidential information of Depositor, and Depositor desires to protect such ownership and confidentiality.

C. Depositor desires to ensure the availability to Beneficiary of the source code, programmer comments, a list of names and addresses of the Software programmers, and all other information necessary-for a reasonable programmer of reasonable skill to fix bugs and update the Software independent of the Depositor (the "Source Material") in the event any of the conditions set forth in Section 3 of this Agreement ("Agreement').

                                   AGREEMENT:

1. Delivery of Source Material to SourceFile. Depositor shall deliver to SourceFile the Source Material, sealed by Depositor, as specified in an exhibit on or before the delivery date.

2. Acknowledgment of Receipt by SourceFile. SourceFile shall visually match the labeling of the Source Material with the description of Source Material specified in Exhibit C - 1 and shall notify Depositor, with a copy to Beneficiary, of any errors or discrepancies. Depositor shall promptly cooperate with SourceFile to correct such errors or discrepancies. Acceptance will occur when SourceFile determines there are no errors or discrepancies. Upon SourceFile's acceptance, Source File shall notify Beneficiary in writing with a copy to Depositor and so warrant its receipt and acceptance of the Source Material.

3. Terms and Conditions of Release In the event that SourceFile is notified in writing by Beneficiary that a condition which allows release of the Source Material to Beneficiary has occurred (a `Release Condition"), SourceFile shall immediately notify Depositor of its receipt of the Beneficiary's notice and shall provide a copy of such notice to Depositor promptly thereafter. Release Conditions are identified within the body of this Agreement, to which this agreement is an attachment.

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3.1 Within three (3) business days following receipt of a Release Condition, SourceFile shall release to Beneficiary the Source Material.

3.2 In the event of a dispute regarding the release of Source Material, such dispute shall be resolved as specified within the body of this Agreement, to which this agreement is an attachment.

4. Term of Agreement. This Agreement shall have an initial term of one (1) year. The term shall be automatically renewed on a yearly basis thereafter, unless Beneficiary or SourceFile notifies the other parties at least forty-five (45) days in advance- of the end of the current term of its election to terminate this Agreement. Beneficiary may terminate this Agreement at any time upon thirty
(30) days written notice to the other parties. Upon such termination Beneficiary shall receive a prorata refund of all fees and charges paid in advance to SourceFile.

5. Compensation of SourceFile. Depositor agrees to pay SourceFile such reasonable compensation for the services as may be agreed to in writing in advance by Depositor, in accordance with SourceFile's then current schedule of fees, and will pay or reimburse SourceFile upon request for all reasonable expenses, disbursements and advances incurred or made by it which have been authorized in writing. SourceFile's schedule of fees for the initial term of this Agreement is attached hereto as EXHIBIT "A".

6. Limitation of Duties of SourceFile. SourceFile undertakes to perform only such duties as are expressly set forth herein. Except as agreed to in Section 2 of this Agreement, SourceFile has no knowledge of, nor makes any representations with respect to the substance of the Source Material.

7. Limitation of Liability of SourceFile. SourceFile may rely on and shall sustain no liability as a result of acting or refraining from acting upon any written notice, instruction or request furnished to SourceFile hereunder which are reasonably believed by SourceFile to be genuine and to have been signed or presented by a person reasonably believed by SourceFile to be authorized to act on behalf of the parties hereto. SourceFile shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. SourceFile may consult with independent counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder, in good faith and in accordance with the opinion of such counsel.

8. Indemnification of SourceFile. In the event other suit is brought by any third party arising out of or in connection with this Agreement against Depositor, Beneficiary and/or SourceFile (each a "Party" and collectively *the Parties'), claiming any right they may have against a Party or the Parties, then in that event each Party hereto, agrees to pay to SourceFile, to the extent they are liable,' reasonable attorneys' fees and cost incurred by SourceFile in connection therewith.

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9. Record Keeping and Inspection of Software. SourceFile shall maintain complete written records of all materials deposited by Depositor pursuant to this Agreement. During the term of this Agreement, Depositor and Beneficiary shall be entitled at reasonable times during normal business hours and upon reasonable notice to SourceFile to inspect the records of SourceFile maintained pursuant to this Agreement and to inspect the facilities of SourceFile and the physical condition of the Source Material.

10. Technical Verification. Beneficiary reserves the option to request SourceFile to verify the Source Material for completeness and accuracy.
SourceFile may elect to perform the verification at its location. Depositor agrees to cooperate with SourceFile in the verification process by providing its facilities and computer systems and by permitting SourceFile and at least one employee of Beneficiary to be present during the verification of Source Material.

11. Restriction on Access to Source Materials. Except as required to carry out its duties hereunder, SourceFile shall not permit any SourceFile employees, Beneficiary or any other person access to the Source Material, unless consented to in writing by Depositor. SourceFile shall use its best effort to avoid unauthorized access to Source Material by its employees or any other person.

12. Updates of the Source Material. The Depositor shall keep the source material updated on intervals as stated elsewhere in this agreement, current materials Including but not limited to: (1) supplemental or replacement technology releases (as determined by the Beneficiary), and, (2) version releases, updates and modifications (collectively the Replacement Deposit ("Replacement Deposit"). Unless otherwise specified in an exhibit, Source Material shall be updated on January 31 and June 30 of each calendar year. In the event that the Replacement Deposit is not received within ten (10) days following their due dates, SourceFile shall provide written notice to Depositor and Beneficiary. Depositor shall include an amended Exhibit C-2 to SourceFile and to Beneficiary for the party's execution within ten (10) days of deposit of the Replacement Deposit. Upon receipt of the Replacement Deposit and the amended Exhibit C-2, SourceFile will visually match the labeling of the Replacement Deposit with the items listed on Exhibit C-2 and notify Beneficiary in writing of its acceptance. Acceptance will occur when SourceFile determines that the Replacement Deposit is consistent with Exhibit C-2. SourceFile will either destroy or return to Depositor, upon Beneficiary's written approval, all material that is replace by the Replacement Deposit. In the event that the Replacement Deposit is damaged in transit, Depositor shall send to SourceFile a duplicate of the Replacement Deposit within three (3) days after receiving written notice from SourceFile that the Replacement Deposit has been destroyed or damaged during shipment.

13. Notice. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date service is served personally, sent by overnight courier, or five (5) days after the date of mailing if sent registered mail, postage prepaid, return receipt required, and addressed as follows or to such other address or telefax number as either party may, from time to time, designate in a written notice given in like manner:

                  Confidential. Disclose and distribute solely
                 to those individuals who have a need to know.

TO DEPOSITOR: AS SET FORTH ON EXHIBIT "B" SCHEDULE OF DEPOSITORS

TO BENEFICIARY:            U S WEST, Inc.
                           1600 Bell Plaza, Room 3210
                           Seattle, WA 98191
                           Attn:    Software Contracts
                           Facsimile: (206)343-4080

TO SOURCEFILE:             SOURCEFILE
                           50 Crisp Plaza
                           Suite 700
                           San Francisco, CA 94124
                           Attn:
                           Facsimile:  (415) 715-2733


15.      Miscellaneous Provisions.

(a) Waiver. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver is sought. No waiver of any condition, or of the breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

(b) Modification or Amendment. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

(d) Headings; Severability. The headings appearing at the beginning of the sections contained in this Agreement have been inserted foe identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement. If any provision of this Agreement is held to be invalid illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e) Bankruptcy. Depositor and Beneficiary acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365(n) of Title 11, United State Code (the "Bankruptcy code"). Depositor acknowledges that if Depositor, as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code, reflects the License Agreement or this Agreement, Beneficiary may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Beneficiary to Depositor or the Bankruptcy Trustee, Depositor or such Bankruptcy Trustee shall not interfere with the rights of Beneficiary as provided in the License Agreement and this Agreement, including the right to obtain the Source Material from SourceFile.

                  Confidential. Disclose and distribute solely
                 to those individuals who have a need to know.

(f) Further Assurances. The parties agree to perform all acts and execute all supplementary instruments or documents which may be reasonably necessary to carry out the provisions of this Agreement.

(g) Entire Agreement. This Agreement, including the attachments hereto, contains the entire understanding between the parties and supersedes all previous communications, representations and contracts, oral or written, between the parties, with respect to the subject matter thereof. It is agreed and understood that this document and agreement shall be the whole and only agreement between the parties hereto, with regard to these escrow instructions and the obligations of SourceFile herein, in connection with this Source Code Escrow Agreement and shall supersede and cancel any prior instructions. SourceFile is specifically directed to follow these instructions only and SourceFile shall have no responsibility to follow the terms of any prior agreements or understandings.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


         BENEFICIARY                SOURCEFILE

         U S WEST, Inc.             FileSafe, Inc.,
         a Colorado corporation     a California corporation


         Name:                              Name:

         Title:                             Title:







                  Confidential. Disclose and distribute solely
                 to those individuals who have a need to know.

                                   EXHIBIT "A"
                        SOURCEFILE COMPENSATION SCHEDULE

         ESCROW SERVICES

          Initial set-up                             $1,000.00
          Annual Maintenance rate per Depositor      $1,000.00/year
                  (Each deposit includes two deposit updates per year.)

                  Includes climate controlled storage, certified letters of notification, and customized agreements.


         ADDITIONAL SERVICES
               Deposit Updates                       $150.00
               Escrow Release Beneficiary Request    $600.00
               Escrow Release Depositor Request      $200.00
               Pick-Up and Delivery/Annually         $200.00

         TECHNICAL REVIEW/VERIFICATION:

         Initial deposit verification                         $145.00 per hour
         Supplemental or replacement deposit verification     $145.00 per hour*

         *  Minimum per hour. Price may increase based upon actual requirements.







                  Confidential. Disclose and distribute solely
                 to those individuals who have a need to know.

                                   EXHIBIT "B"
                             SCHEDULE OF DEPOSITORS



DEPOSITOR:
OneLink
Kirk Danzl
10340 Viking Drive, Suite 150
Eden Prairie, MN 55344
(612) 996-9116
kdanzl@onel.com








                  Confidential. Disclose and distribute solely
                 to those individuals who have a need to know.

                                  EXHIBIT "C-1"
                           ACKNOWLEDGMENT BY DEPOSITOR


         The undersigned hereby acknowledge, accepts, and agrees to be bound by the terms of the attached Corporate SourceFLex Software Source Code Escrow Agreement by and between FileSafe, Inc., a California corporation doing business as SourceFile, as Escrow Agent and U S WEST, Inc., as Beneficiary, dated _______, 199_.

DEPOSITOR:
OneLink
Kirk Danzl
10340 Viking Drive, Suite 150
Eden Prairie, MN 55344
(612) 996-9116
kdanzl@onel.com

                           Signature:
                           Name:
                           Title:
                           Address:

BENEFICIARY:      Company: US WEST, Inc.

                           Signature:
                           Name:
                           Title:
                           Address:

                           Telephone:
                           Facsimile:

Once executed, send original by CERTIFIED OR REGISTERED MAIL to:

SOURCEFILE: SOURCEFILE
                  50 Crisp Plaza
                  Suite 700
                  San Francisco, CA 94124
                  Attn:
                  Facsimile (415) 822-2570


                  Confidential. Disclose and distribute solely
                 to those individuals who have a need to know.